Exhibit 99.1

IDI to Acquire Fluent

Transformational Transaction Accelerates IDI Strategy to Apply Next-Generation Data Fusion Technology in the Consumer Marketing Industry; $126 Million Revenue and $19.9 Million EBITDA Over Trailing Twelve Months (through Q3); Dr. Phillip Frost to Join IDI Board as Vice Chairman

BOCA RATON, Fla.—November 17, 2015—IDI, Inc. (NYSE MKT: IDI), an information solutions provider, today announced that it has entered into a definitive agreement to acquire New York-based Fluent, Inc. for $100 million in cash and 15,000,000 shares of common stock. Fluent will be a wholly-owned subsidiary of IDI.

Highlights:

•	Fluent is a leader in people-based digital marketing and customer acquisition

•	Over 100% YOY revenue growth 2014-2015

•	IDI’s big data analytics provide immediate synergies to Fluent’s business model

•	Combined company will be cash flow positive from day one

•	Dr. Phillip Frost to invest $40 million in preferred stock as financing for the transaction and will join IDI Board of Directors as Vice Chairman at closing

The acquisition is expected to be transformational for IDI, accelerating the Company’s strategy to apply its next generation data fusion technology to not only the risk management industry, but also as an advanced data analytics platform, empowering advertisers to significantly enhance customer targeting and profiling.

Michael Brauser, Executive Chairman of IDI, stated, “We’ve consistently outlined our roadmap of addressing three complementary markets with our proprietary technology; risk management, marketing, and custom analytics. As we advance our development of core solutions for the risk management industry, we believe the timing is right to accelerate our growth plan into the consumer marketing industry.”

Derek Dubner, Co-CEO of IDI added, “We believe that combining IDI’s data fusion technology and experience with Fluent’s proven execution and leadership within the people-based marketing space will accelerate our growth, provide opportunities previously unavailable to each separately, and significantly increase value for our shareholders.”

Fluent is a leader in people-based digital marketing and customer acquisition, serving over 500 leading brands and direct marketers. Leveraging a massive reservoir of proprietary audience data, as well as millions of real-time survey interactions with consumers every day, Fluent enables advertisers to more effectively target and acquire their most valuable customers, with precision, at a massive scale. An early mover in the mobile trend, Fluent is well positioned in the marketplace with more than 70% of consumer interactions occurring on mobile devices.

In addition to real-time targeting and delivery of consumers to advertisers, Fluent has amassed significant owned data assets consisting of over 100 million comprehensive profiles of U.S. consumers. Unique to Fluent, these assets include billions of self-reported consumer preferences and interests.

Ryan Schulke (CEO of Fluent) and Matt Conlin (President of Fluent) co-founded Fluent in 2010, leveraging their extensive experience in digital marketing. Mr. Schulke and Mr. Conlin will remain in their executive roles post-acquisition, with Mr. Schulke joining IDI’s Board of Directors at closing.

“We consider this to be a landmark moment for our company,” said Mr. Schulke, “Fluent has emerged as one of the marketing industry’s most trusted partners to brands who are looking to drive scale and performance from their digital advertising spending. The ability to further bolster our solutions and first party data with the big data analytics and experience of IDI will create a truly differentiated company that drives exceptional value and ROI for brands.”

The combined entity will employ over 110 people with offices in New York, Seattle, Washington D.C., Atlanta, and Boca Raton.

IDI expects to finance the transaction using debt and equity, including Dr. Frost’s $40 million investment and through the issuance of preferred stock to the stockholders of Fluent.

Fluent was exclusively represented by investment bank Petsky Prunier Securities in this transaction.

The transaction is expected to close on or before December 1, 2015, but closing may be extended to December 15, 2015.

About IDI, Inc.

IDI, Inc. is an information solutions provider focused on the multi-billion dollar data fusion market. IDI delivers otherwise unattainable insight into the ever-expanding universe of consumer- and business-centric data. Through proprietary linking technology, advanced systems architecture, and a massive data repository, IDI will address the rapidly growing need for actionable intelligence to support the entirety of the risk management industry, for purposes including due diligence, risk assessment, fraud detection and prevention, authentication and verification, and more. Additionally, IDI’s cross-functional core systems and processes are designed to deliver products and solutions to the marketing industry and to enable the public and private sectors to layer our solutions over their unique data sets, providing otherwise unattainable insight.

RELATED LINKS: www.ididata.com

About Fluent, Inc.

Fluent is an industry leader in people-based digital marketing and customer acquisition, serving over 500 leading consumer brands and direct marketers. The company’s proprietary audience data and robust ad-serving technology enables marketers to acquire their best customers, with precision, at a massive scale. Leveraging compelling content, 1st-party data, and real-time survey interaction with consumers, Fluent has helped marketers acquire millions of new customers since its inception. The company is privately held and based in New York City.

RELATED LINKS: www.fluentco.com

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipate,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Such forward looking statements include statements about whether the Fluent acquisition will be transformational for IDI, whether the timing was right to accelerate IDI’s growth plan and whether the combined entity will accelerate growth, provide opportunities previously unavailable to each company separately and significantly increase value for IDI’s shareholders,. Additional risks may include the timing to consummate the proposed transaction; the ability to finance the transaction; the risk that a condition to closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on transaction-related issues; ability to successfully integrate the businesses; risk that the transaction and its announcement could have an adverse effect on each company‘s ability to retain customers and retain and hire key personnel; the risk that any potential synergies from the transaction may not be fully realized or may take longer to realize than expected, as well as other non-historical statements about our expectations, beliefs or intentions regarding our business, technologies and products, financial condition, strategies or prospects. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed above together with the additional factors under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q and other SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Media and Investor Relations Contact:

David Zazoff

MDM Worldwide

Tel: (212) 643-0417

IDI@mdmworldwide.com